AUTHORIZED RESELLER AGREEMENT
                                 (NONEXCLUSIVE)


This agreement ("Agreement") is entered into between

ELEVATED CONCEPTS,INC.("Vendor"),a Nevada corporation having offices at 5 Revere Drive, Suite 200, Northbrook, IL 60062

and

SALOMATKIN & PARTNERS ("Reseller"), having offices at Dom 1/1 Ul.Severny Proezd, Suite 112, Pos. Leninskie Gorki, Moscow, Russian Federation.

Whereas, Vendor sells a line of eco-friendly, biodegradable, non-toxic household products and building materials ("Products");
Whereas,Reseller is in the business of reselling household products and building materials;
Whereas, Vendor desires to engage the Reseller for the purposes of marketing and selling Vendor's Products in Moscow Region,Russian Federation ("Territory"); and

Therefore, in consideration of the mutual covenants contained herein, payment by Vendor of the initial Reseller's set-up fees of USD $7,000 (paid) and other good and valuable consideration the adequacy and receipt of which is hereby acknowledged the parties agree to the following:

1.     DEFINITIONS

       "Customer" means an end user of a Product.
       "Limited Warranty Statement" means Vendor's then-current warranty from Vendor to Customers.
       "Products" means the products in Vendor's then-current reseller Product List. Vendor may add to, delete from, or otherwise modify the Products on the Product List at any time.
       "Territory" means Moscow City and Moscow Region, Russian Federation.

2.     PRODUCT TERMS

       2.1 APPOINTMENT. Vendor hereby appoints Reseller, and Reseller accepts such appointment, to act as a nonexclusive reseller of Products only to Customers located in the Territory. Sale of Products to other resellers or Reseller's affiliates is strictly prohibited. Reseller will only sell the Products in face-to-face transactions from physical store outlets located in the Territory, and will not market or sell the Products using any Internet site or mail-order catalog without specific written authorization by Vendor.

       2.2 PRICES. The prices paid by Reseller to Vendor for Products shall initially be set by mutual agreement between Vendor and Reseller. Vendor shall have the right, at any time, to change, alter, or amend Product prices upon written notice. Reseller is eligible to receive price protection in accordance with the guidelines agreed by the parties to this Agreement. Prices are exclusive of all taxes, insurance, and shipping and handling charges, which are Reseller's sole responsibility.

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3.     ORDERING AND PAYMENT

       3.1 ORDERS. Orders shall be in writing and be subject to acceptance by Vendor. The terms and conditions of each order shall be as provided by this Agreement, and the provisions of either party's form of purchase order, acknowledgment, or other business forms will not apply to any order notwithstanding the other party's acknowledgment or acceptance of such form.

       3.2 SHIPMENT. Shipment will be F.O.B. Vendor's specified warehouse ("Delivery Point"), freight collect, at which time title (excluding any software components of Products if such exist) and risk of loss will pass to Reseller. All freight, insurance, and other shipping expenses from Delivery Point, as well as any expenses related to Reseller's special packing requests, will be borne by Reseller unless otherwise agreed to in writing by Vendor.

       3.3 PAYMENT. Subject to compliance with Vendor's credit requirements, payments on orders will be due and payable in full thirty (30) days from the invoice date. If Reseller is in default of its payment obligations, Vendor shall give written notice of such default to Reseller. Upon receipt of such default notice, Reseller shall have thirty (30) days to cure. If Reseller fails to cure within the thirty (30) day notice period, Reseller shall pay service charges of 2 % per month for any past due amounts. Vendor may in its sole discretion change Reseller's credit terms and/or require C.O.D. payment for any shipments.

4.     DEFECTIVE PRODUCT RETURNS

       Returns of defective Products will be processed through return processing centers and consolidated for shipment weekly or biweekly to Vendor by Reseller. Returns of defective Products will be paid for by Vendor when Vendor-authorized carriers are used. Return shipment charges via unauthorized carriers and all customs or brokers' fees are the responsibility of Reseller. Vendor reserves the right to charge back to Reseller shipping charges incurred on those Products that were not at any point resold to Customers but were returned as defective and no fault was found. Incomplete Product returns will be accepted less the value of the missing components.

       Reseller will be in material breach of this Agreement if it returns Products as "defective" to Vendor when Reseller has not at any point resold such Products to Customers, except that Reseller may return Products that were not at any point resold to Customers that are in fact "defective."

5.     RESELLER'S OBLIGATIONS

       5.1 MARKETING DEVELOPMENT. Reseller will aggressively market and advertise the Products consistent with Reseller's marketing plans and strategies. So long as Reseller is in compliance with this Agreement, Reseller may participate in Vendor's Marketing program.

       5.2 INVENTORY/SALES INFORMATION. Reseller will be required to provide sell- through and inventory information for all inventory locations via an electronic link such as EDI or other standard data transfer and exchange method. The method must be agreed to in advance by Reseller and Vendor.

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       5.3    RESELLER COVENANTS. Reseller will:

              (i) conduct business in a manner that reflects favorably at all times on Products and the good name, goodwill,and reputation of Vendor;
              (ii)  avoid deceptive, misleading, or unethical practices that are or might be detrimental to Vendor or Vendor's Products;
              (iii) make no false or misleading  representations  with regard to
                    Vendor or  Vendor's Products;
              (iv) not publish or employ, or cooperate in the publication or employment of, any misleading or deceptive advertising material with regard to Vendor or Vendor's Products; and
              (v) make no representations, warranties, or guarantees to customers or to the trade with respect to the specifications , features, or capabilities of Vendor's Products that are inconsistent with the literature distributed by Vendor.

       5.4 USE OF TRADEMARKS AND PROPRIETARY NOTICES. During the term of this Agreement, Reseller may use the trademarks, trade names, logos, and designations used by Vendor for Vendor's Products solely in connection with Reseller's advertisement and promotion of Vendor's Products, in accordance with Vendor's then-current trademark usage policies. Reseller shall not remove or destroy any copyright notices, trademarks, or other proprietary markings on the
              Products, documentation, or other materials related to the Products. Upon termination of this Agreement Reseller may continue to advertise and promote the Products using Vendor's trademarks and trade names until inventory depletion. Vendor may not use Reseller's trade names, trademarks, or service marks without first obtaining Reseller's express approval.

6.     TERM AND TERMINATION

       6.1 TERM. This Agreement shall commence on the Effective Date and continue for twelve (12) months thereafter unless terminated earlier as provided herein.

       6.2 TERMINATION WITHOUT CAUSE. Reseller or Vendor may terminate this Agreement without cause, at any time, by written notice to the other party not less than thirty (30) days prior to the effective date of termination. All unfilled orders pending at the time of the date of such notice of termination shall be deemed canceled, and Vendor and Reseller hereby waive all claims against the other in connection with the cancellation of such orders.

       6.3 TERMINATION FOR BREACH. Vendor may terminate this Agreement, for cause, by written notice to Reseller not less than ten (10) days prior to the effective date of such notice in the event that:

              (i) Reseller fails to pay past due invoices within thirty (30) days after notice that invoices are past due;
              (ii)  Reseller   fails  to   resolve   and  remove   from   Vendor
                    unauthorized debits after a remedy period of fifteen (15) business days from date of debit;
              (iii) Reseller violates any other material provision of this
                    Agreement; or
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              (iv)  control of Reseller is acquired,  directly or indirectly, by a third party, or Reseller is merged with a third party. Upon giving its notice of termination, Vendor may alter its terms of sale, including credit terms, and take such other action as may be consistent with the termination of Reseller as an authorized Vendor Reseller.

       6.4 TERMINATION FOR INSOLVENCY. At the option of Vendor or Reseller, this Agreement shall terminate immediately if:

              (i)   a receiver is appointed for the other party or its property;
              (ii) the other party becomes insolvent or unable to pay its debts as they mature or ceases to pay its debts as they mature in the ordinary course of business, or makes an assignment for the benefit of creditors;
              (iii) any proceedings are commenced by or for the other party under any bankruptcy, insolvency, or debtors' relief law;
              (iv) any proceedings are commenced against the other party under any bankruptcy insolvency or debtor's relief law, and such proceedings have not been vacated or set aside within sixty
                    (60) days from the date of commencement thereof; or
              (v) the other party commences to dissolve under applicable corporate law statutes.

       6.5 TERMINATION/EXPIRATION ACCOUNTING. All amounts payable by Reseller to Vendor shall survive termination and become immediately due and payable. In addition, Vendor shall have the right to repurchase unsold Products in Reseller's inventory. Within ten (10) days following termination, Reseller shall furnish Vendor with an inventory of unsold Products. Within ten (10) days after receipt of such inventory, Vendor shall notify Reseller in writing whether or not Vendor intends to repurchase from Reseller all or part of such inventory at the original invoice price (less discounts, price protection, or other credits previously granted). Vendor shall pay all transportation and other costs connected with shipping such Products to Vendor.

7.     WARRANTY

       7.1 CUSTOMER WARRANTY. Vendor provides a Limited Warranty Statement to Customers. Reseller will make available to Customers a copy of the Limited Warranty Statement and will not make any representations or statements inconsistent with such Limited Warranty Statement. Reseller shall have the right to return at Vendor's expense and for full credit (if there are sufficient funds to offset) or refund of the purchase price any products for which the sale is prohibited by applicable local, state, or federal law, ordinance, rule, or regulation.


       7.2 EXPRESS DISCLAIMER. VENDOR MAKES NO WARRANTIES OR REPRESENTATIONS AS TO THE PRODUCTS, EXCEPT AS SET FORTH ABOVE. ALL IMPLIED WARRANTIES AND CONDITIONS, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT, ARE HEREBY DISCLAIMED.

8.     LIMITATION OF LIABILITY
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       THE LIABILITY OF VENDOR AND ITS  SUPPLIERS  ARISING OUT OF OR RELATING TO
       THIS AGREEMENT OR THE SUPPLY OF PRODUCTS HEREUNDER SHALL BE LIMITED TO THE ACTUAL AMOUNTS PAID BY RESELLER TO VENDOR FOR THE PRODUCTS GIVING RISE TO SUCH DAMAGES, AND SHALL IN NO EVENT INCLUDE LOSS OF PROFITS, COST OF PROCURING SUBSTITUTE GOODS OR SERVICES, OR ANY INCIDENTAL, INDIRECT, OR CONSEQUENTIAL DAMAGES OF ANY KIND, EVEN IF VENDOR OR ITS SUPPLIER IS AWARE OF THE POSSIBILITY OF SUCH DAMAGES.

9.     CONFIDENTIALITY

       The parties agree to maintain the confidentiality of information relating to products, sales data, and other business information shared by the parties and not generally known to the public, as set forth in the Nondisclosure Agreement executed by the parties on April 10, 2009, which is incorporated herein by reference.

10.    GENERAL

       10.1 ASSIGNMENT. Neither party may assign, delegate, or transfer the Agreement, or any of its rights or duties hereunder, without the prior written consent of the other party. Any attempted assignment or delegation in violation of this section shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties, their successors, and permitted assigns. Notwithstanding the foregoing, Vendor may assign its rights and duties hereunder in connection with a merger, consolidation, spin-off, corporate reorganization, acquisition, or sale of all or substantially all the assets of Vendor.

       10.2 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Nevada, excluding the United Nations Convention on Contracts for the International Sale of Goods.

       10.3 INDEPENDENT CONTRACTORS. In performing their respective duties under this Agreement, each of the parties will be operating as an independent contractor. Nothing contained herein will in any way constitute any association, partnership, or joint venture between the parties hereto, or be construed to evidence the intention of the parties to establish any such relationship. Neither party will have the power to bind the other party or incur obligations on the other party's behalf without the other party's prior written consent.

       10.4 MODIFICATION AND WAIVER. No modification to this Agreement, nor any waiver of any rights, will be effective unless assented to in writing by the party to be charged, and the waiver of any breach or default shall not constitute a waiver of any other right hereunder or any subsequent breach or default.

       10.5 NOTICES. Any required or permitted notices hereunder must be given in writing at the address of each party set forth below, or to such other address as either party may substitute by written notice to the other in the manner contemplated herein, by one of the following methods: hand delivery; registered, express, or certified mail, return receipt requested, postage prepaid; or nationally recognized private express courier. Notices will be deemed given on the date received.

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       RESELLER:  Suite 112, Dom 1/1 Ul.Severny Proezd,
                  Pos. Leninskie Gorki,
                  Moscow, Russian Federation


       VENDOR:    5 Revere Drive, Suite 200
                  Northbrook, IL 60062


       10.6 SEVERABILITY. If for any reason any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect.

       10.7 LIMITATION OF ACTION. Any legal action arising out of this Agreement shall be barred unless commenced within one (1) year of the act or omission giving rise to the action. Such limitation shall not apply to any actions asserted against Reseller by Vendor arising from any delinquencies in payment for Products.

       10.8 ENTIRE AGREEMENT. This Agreement and the exhibits attached hereto constitute the entire and exclusive Agreement between the parties hereto with respect to the subject matter hereof and supersede any prior agreements between the parties with respect to such subject matter.


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective authorized representatives as of the Effective Date.


RESELLER:                                  VENDOR:

/s/ Alexander Salomatkin                   /s/ Vasili Borisov
------------------------                   ------------------
Alexander Salomatkin                       Vasili Borisov
Director                                   President

Date: April 16, 2009                       Date: April 16, 2009












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